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                                                                    Exhibit 12.4

DAY INTERNATIONAL GROUP, INC.
RATIO CALCULATIONS
1997 PRO FORMA


                                                PRO FORMA
RATIO OF EBITDA TO CASH INTEREST:                  1997
-------------------------------------------       ------

EBITDA                                            42,720
                                                  ======
Cash Interest                                     25,141
                                                  ======
Ratio                                               1.70
                                                  ======